UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 12, 2013

APPLIED ENERGETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On April 12, 2013, Applied Energetics, Inc. (the “Company”) entered into a consulting agreement effective as of April 1, 2013, with SVJ Enterprises LLC (“SVJ”), an affiliate of Joseph Hayden, its principal executive officer (“PEO”) and principal financial and accounting officer (“PFO/PAO”). Pursuant to the agreement, SVJ cause Mr. Hayden to continue to serve as the Company’s PEO and PFO/PAO and SVJ will be compensated at the rate of $250 per hour for Mr. Hayden’s services. The agreement provides that SVJ must obtain the advance approval of the Company’s CEO or Chairman of the Board to exceed ten hours per week. .

Item 9.01. Financial Statements and Exhibits

(d)   Exhibit 10.1    Consulting agreement dated as of April 1, 2013 by and between SVJ Enterprises LLC and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

	By:	/s/ Joseph Hayden
Joseph Hayden
President and principal executive officer

Date: April 17, 2013